FORM OF FLOATING RATE SENIOR NOTE

     REGISTERED                                                  REGISTERED
     NO. FLR                                                     U.S.$
                                                                 CUSIP:



Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                                                MORGAN STANLEY
                                   SENIOR GLOBAL MEDIUM-TERM NOTES, SERIES F
                                                (FLOATING RATE)

                                   CAPITAL PROTECTED NOTE DUE JUNE 30, 2008
                                BASED ON THE VALUE OF A BASKET OF THREE INDICES

     BASE RATE: None                 ORIGINAL ISSUE DATE:                  MATURITY DATE:
                                                                             See "Maturity Date" below.

     INDEX MATURITY: N/A             INTEREST ACCRUAL DATE: N/A            INTEREST PAYMENT DATE(S): N/A

     SPREAD (PLUS OR MINUS): N/A     INITIAL INTEREST RATE: N/A            INTEREST PAYMENT PERIOD: N/A

     REPORTING SERVICE: N/A          MAXIMUM INTEREST RATE: N/A            INTEREST RESET DATE(S): N/A

     INDEX CURRENCY: N/A             MINIMUM INTEREST RATE: N/A            CALCULATION AGENT: See
                                                                           "Calculation Agent" below.

     EXCHANGE RATE AGENT: N/A        INITIAL REDEMPTION DATE:              SPECIFIED CURRENCY:
                                     N/A                                   U.S. dollars

     APPLICABILITY OF MODIFIED       INITIAL REDEMPTION PERCENTAGE: N/A    IF SPECIFIED CURRENCY OTHER
     PAYMENT UPON ACCELERATION: See                                        THAN U.S. DOLLARS, OPTION TO
     "Alternate Exchange                                                   ELECT PAYMENT IN U.S. DOLLARS: N/A
     Calculation in Case of an
     Event of Default" below.
                                     ANNUAL REDEMPTION PERCENTAGE          DESIGNATED CMT TELERATE PAGE: N/A
                                     REDUCTION: N/A

                                     OPTIONAL REPAYMENT DATE(S): N/A       DESIGNATED CMT MATURITY INDEX: N/A

                                     REDEMPTION NOTICE PERIOD: N/A

                                     TAX REDEMPTION AND PAYMENT OF
                                     ADDITIONAL AMOUNTS: N/A

                                     IF YES, STATE INITIAL OFFERING        OTHER PROVISIONS: See below.
                                     DATE: N/A



     Maturity Date. . . . . . . . . . . .   June 30, 2008, subject to extension
                                            in accordance with the following
                                            paragraph in the event of a Market
                                            Disruption Event on the final
                                            Determination Date for calculating
                                            the Final Average Basket Value.

                                            If, due to a Market Disruption Event
                                            or otherwise, the final
                                            Determination Date with respect to
                                            any Basket Index is postponed so
                                            that it falls less than two
                                            scheduled Trading Days prior to the
                                            scheduled Maturity Date, the
                                            Maturity Date shall be the second
                                            scheduled Trading Day following the
                                            latest final Determination Date with
                                            respect to any Basket Index so
                                            postponed. See "Determination Dates"
                                            below.

                                            In the event that the final
                                            Determination Date with respect to
                                            any Basket Index is postponed due to
                                            a Market Disruption Event or
                                            otherwise, the Issuer shall give
                                            notice of such postponement as
                                            promptly as possible, and in no case
                                            later than one Business Day
                                            following the scheduled final
                                            Determination Date, (i) to the
                                            holder of this Note by mailing
                                            notice of such postponement by first
                                            class mail, postage prepaid, to the
                                            holder's last address as it shall
                                            appear upon the registry books, (ii)
                                            to the Trustee by telephone or
                                            facsimile confirmed by mailing such
                                            notice to the Trustee by first class
                                            mail, postage prepaid, at its New
                                            York office and (iii) to The
                                            Depository Trust Company (the
                                            "Depositary") by telephone or
                                            facsimile confirmed by mailing such
                                            notice to the Depositary by first
                                            class mail, postage prepaid. Any
                                            notice that is mailed in the manner
                                            herein provided shall be
                                            conclusively presumed to have been
                                            duly given, whether or not the
                                            holder of this Note receives the
                                            notice.

     Minimum Denominations. . . . . . . .   $10

     Issue Price. . . . . . . . . . . . .   $10

     Basket Indices . . . . . . . . . . .   The Dow Jones EURO STOXX 50 Index
                                            (the "Euro STOXX 50 Index"), the
                                            Standard & Poor's 500 Index (the
                                            "S&P 500 Index") and the Nikkei 225
                                            Index.

                                            References to Basket Indices shall
                                            include any Successor Indices (as
                                            defined under "Discontinuance of a
                                            Basket Index; Alteration of Method
                                            of Calculation" below), unless the
                                            context requires otherwise.

     Maturity Redemption Amount . . . . .   At maturity, upon delivery of this
                                            Note to the Trustee, the Issuer
                                            shall pay with respect to each $10
                                            principal amount of this Note an
                                            amount in cash equal to the $10
                                            principal
                                            amount of this Note plus the
                                            Supplemental Redemption Amount, if
                                            any.

                                            The Issuer shall, or shall cause the
                                            Calculation Agent to, (i) provide
                                            written notice to the Trustee at its
                                            New York office, on which notice the
                                            Trustee may conclusively rely, and
                                            to the Depositary of the Maturity
                                            Redemption Amount on or prior to
                                            10:30 a.m. on the Trading Day
                                            preceding the Maturity Date (but if
                                            such Trading Day is not a Business
                                            Day, prior to the close of business
                                            on the Business Day preceding the
                                            Maturity Date) and (ii) deliver the
                                            aggregate cash amount due with
                                            respect to this Note to the Trustee
                                            for delivery to the holder of this
                                            Note on the Maturity Date. See
                                            "Discontinuance of a Basket Index;
                                            Alteration of Method of Calculation"
                                            below.

     Supplemental Redemption
     Amount . . . . . . . . . . . . . . .   The Supplemental Redemption Amount
                                            shall be equal to the product of (i)
                                            $10 times (ii) the Basket Percent
                                            Change times (iii) the Participation
                                            Rate; provided that the Supplemental
                                            Redemption Amount shall not be less
                                            than zero. The Calculation Agent
                                            shall calculate the Supplemental
                                            Redemption Amount on the final
                                            Determination Date.

     Basket Percent Change. . . . . . . .   The Basket Percent Change is a
                                            fraction, the numerator of which
                                            shall be the Final Average Basket
                                            Value minus the Initial Basket Value
                                            and the denominator of which shall
                                            be the Initial Basket Value. The
                                            Basket Percent Change is described
                                            by the following formula:

                               Final Average Basket Value - Initial Basket Value
                               -------------------------------------------------
                                             Initial Basket Value


     Participation Rate . . . . . . . . .      %

     Basket Closing Value . . . . . . . .   The Basket Closing Value on any
                                            Determination Date shall equal the
                                            sum of (i) the Euro STOXX 50 Index
                                            Closing Value on such Determination
                                            Date times the Euro STOXX 50 Index
                                            Multiplier, (ii) the S&P 500 Index
                                            Closing Value on such Determination
                                            Date times the S&P 500 Index
                                            Multiplier and (iii) the Nikkei 225
                                            Index Closing Value on such
                                            Determination Date times the Nikkei
                                            225 Index Multiplier. In certain
                                            circumstances, the Basket Closing
                                            Value shall be based on the
                                            alternate calculation of the Basket
                                            Indices described under

                                            "Discontinuance of a Basket Index;
                                            Alteration of Method of
                                            Calculation."

     Initial Basket Value . . . . . . . .   10

     Final Average Basket Value . . . . .   The arithmetic average of the Basket
                                            Closing Values on the four
                                            Determination Dates, as calculated
                                            by the Calculation Agent on the
                                            final Determination Date.

     Euro STOXX 50
     Index Closing Value. . . . . . . . .   The Euro STOXX 50 Index Closing
                                            Value on any Trading Day shall equal
                                            the closing value of the Euro STOXX
                                            50 Index or any Successor Index (as
                                            defined under "Discontinuance of a
                                            Basket Index; Alteration of Method
                                            of Calculation" below) published at
                                            the regular weekday close of trading
                                            on that Trading Day. In certain
                                            circumstances, the Euro STOXX 50
                                            Index Closing Value shall be based
                                            on the alternate calculation of the
                                            Euro STOXX 50 Index described under
                                            "Discontinuance of a Basket Index;
                                            Alteration of Method of
                                            Calculation."

                                            In this Note, references to the Euro
                                            STOXX 50 Index shall include any
                                            Successor Index, unless the context
                                            requires otherwise.

     Euro STOXX 50 Index Multiplier . . .

     S&P 500 Index Closing Value. . . . .   The S&P 500 Index Closing Value on
                                            any Trading Day shall equal the
                                            closing value of the S&P 500 Index
                                            or any Successor Index (as defined
                                            under "Discontinuance of a Basket
                                            Index; Alteration of Method of
                                            Calculation" below) published at the
                                            regular weekday close of trading on
                                            that Trading Day. In certain
                                            circumstances, the S&P 500 Index
                                            Closing Value shall be based on the
                                            alternate calculation of the S&P 500
                                            Index described under
                                            "Discontinuance of a Basket Index;
                                            Alteration of Method of
                                            Calculation."

                                            In this Note, references to the S&P
                                            500 Index shall include any
                                            Successor Index, unless the context
                                            requires otherwise.

     S&P 500 Index Multiplier . . . . . .

     Nikkei 225 Index Closing Value . . .   The Nikkei 225 Index Closing Value
                                            on any Trading Day shall equal the
                                            closing value of the Nikkei 225
                                            Index or
                                            any Successor Index (as defined
                                            under "Discontinuance of a Basket
                                            Index; Alteration of Method of
                                            Calculation" below) published at the
                                            regular weekday close of trading on
                                            that Trading Day. In certain
                                            circumstances, the Nikkei 225 Index
                                            Closing Value shall be based on the
                                            alternate calculation of the Nikkei
                                            225 Index described under
                                            "Discontinuance of a Basket Index;
                                            Alteration of Method of
                                            Calculation."

                                            In this Note, references to the
                                            Nikkei 225 Index shall include any
                                            Successor Index, unless the context
                                            requires otherwise.

     Nikkei 225 Index Multiplier. . . . .

     Index Representation . . . . . . . .   3.3333

     Determination Dates. . . . . . . . .   The Determination Dates shall be
                                            June 30, 2005, June 30, 2006, June
                                            30, 2007 and June 26, 2008, in each
                                            such case subject to adjustment for
                                            non-Trading Days or Market
                                            Disruption Events with respect to a
                                            Basket Index as described in the two
                                            following paragraphs in this
                                            section.

                                            If any of the first three scheduled
                                            Determination Dates is not a Trading
                                            Day or if a Market Disruption Event
                                            occurs on any such date with respect
                                            to a Basket Index, such
                                            Determination Date with respect to
                                            that Basket Index shall be the
                                            immediately succeeding Trading Day
                                            during which no Market Disruption
                                            Event shall have occurred; provided
                                            that, with respect to any Basket
                                            Index, if a Market Disruption Event
                                            has occurred on each of the five
                                            Trading Days immediately succeeding
                                            any of the first three scheduled
                                            Determination Dates, the Calculation
                                            Agent shall determine the applicable
                                            Index Closing Value on such fifth
                                            succeeding Trading Day in accordance
                                            with the formula for calculating the
                                            value of the applicable Basket Index
                                            last in effect prior to the
                                            commencement of the Market
                                            Disruption Event, without
                                            rebalancing or substitution, using
                                            the closing price (or, if trading in
                                            the relevant securities has been
                                            materially suspended or materially
                                            limited, its good faith estimate of
                                            the closing price that would have
                                            prevailed but for such suspension or
                                            limitation) on such fifth succeeding
                                            Trading Day of each security most
                                            recently comprising the applicable
                                            Basket Index.

                                            If June 26, 2008 (the final
                                            scheduled Determination Date) is not
                                            a Trading Day or if there is a
                                            Market Disruption Event with respect
                                            to any Basket Index on such day, the
                                            final Determination Date for such
                                            Basket Index shall be the
                                            immediately succeeding Trading Day
                                            during which no Market Disruption
                                            Event shall have occurred.

     Trading Day. . . . . . . . . . . . .   A day, as determined by the
                                            Calculation Agent, on which trading
                                            is generally conducted on the
                                            Relevant Exchange(s) for securities
                                            underlying the applicable Basket
                                            Index.

     Market Disruption Event. . . . . . .   Market Disruption Event means, with
                                            respect to any Basket Index the
                                            occurrence or existence of a
                                            suspension, absence or material
                                            limitation of trading of stocks then
                                            constituting 20 percent or more of
                                            the level of such Basket Index (or
                                            the Successor Index) on the Relevant
                                            Exchange(s) for such securities for
                                            more than two hours of trading or
                                            during the one-half hour period
                                            preceding the close of the principal
                                            trading session on such Relevant
                                            Exchange(s); or a breakdown or
                                            failure in the price and trade
                                            reporting systems of any Relevant
                                            Exchange as a result of which the
                                            reported trading prices for stocks
                                            then constituting 20 percent or more
                                            of the level of such Basket Index
                                            (or the Successor Index) during the
                                            last one-half hour preceding the
                                            close of the principal trading
                                            session on such Relevant Exchange(s)
                                            are materially inaccurate; or the
                                            suspension, material limitation or
                                            absence of trading on any major
                                            securities market for trading in
                                            futures or options contracts or
                                            exchange traded funds related to
                                            such Basket Index (or the Successor
                                            Index) for more than two hours of
                                            trading or during the one-half hour
                                            period preceding the close of the
                                            principal trading session on such
                                            market, in each case as determined
                                            by the Calculation Agent in its sole
                                            discretion.

                                            For the purpose of determining
                                            whether a Market Disruption Event
                                            exists at any time, if trading in a
                                            security included in a Basket Index
                                            is materially suspended or
                                            materially limited at that time,
                                            then the relevant percentage
                                            contribution of that security to the
                                            value of such Basket Index shall be
                                            based on a comparison of (x) the
                                            portion of the value of such Basket
                                            Index attributable to that security
                                            relative to (y) the overall value of
                                            such

                                            Basket Index, in each case
                                            immediately before that suspension
                                            or limitation.

                                            For purposes of determining whether
                                            a Market Disruption Event has
                                            occurred: (1) a limitation on the
                                            hours or number of days of trading
                                            shall not constitute a Market
                                            Disruption Event if it results from
                                            an announced change in the regular
                                            business hours of the relevant
                                            exchange or market, (2) a decision
                                            to permanently discontinue trading
                                            in the relevant futures or options
                                            contract or exchange traded fund
                                            shall not constitute a Market
                                            Disruption Event, (3) limitations
                                            pursuant to the rules of any
                                            Relevant Exchange similar to NYSE
                                            Rule 80A (or any applicable rule or
                                            regulation enacted or promulgated by
                                            any other self-regulatory
                                            organization or any government
                                            agency of scope similar to NYSE Rule
                                            80A as determined by the Calculation
                                            Agent) on trading during significant
                                            market fluctuations shall constitute
                                            a suspension, absence or material
                                            limitation of trading, (4) a
                                            suspension of trading in futures or
                                            options contracts on a Basket Index
                                            by the primary securities market
                                            trading in such contracts by reason
                                            of (a) a price change exceeding
                                            limits set by such exchange or
                                            market, (b) an imbalance of orders
                                            relating to such contracts or (c) a
                                            disparity in bid and ask quotes
                                            relating to such contracts shall
                                            constitute a suspension, absence or
                                            material limitation of trading in
                                            futures or options contracts related
                                            to a Basket Index and (5) a
                                            "suspension, absence or material
                                            limitation of trading" on any
                                            Relevant Exchange or on the primary
                                            market on which futures or options
                                            contracts related to a Basket Index
                                            are traded shall not include any
                                            time when such market is itself
                                            closed for trading under ordinary
                                            circumstances.

     Relevant Exchange. . . . . . . . . .   Relevant Exchange means the primary
                                            exchange or market of trading for
                                            any security then included in any
                                            Basket Index or any Successor Index.

     Alternate Exchange Calculation
     in Case of an Event of Default . . .   In case an event of default with
                                            respect to this Note shall have
                                            occurred and be continuing, the
                                            amount declared due and payable for
                                            each $10 principal amount of this
                                            Note upon any acceleration of this
                                            Note (the "Acceleration Amount")
                                            shall be equal to such $10 principal
                                            amount plus the Supplemental
                                            Redemption Amount, if any,
                                            determined as though the Basket
                                            Closing Value for any Determination
                                            Date scheduled to occur on or after
                                            the date of such acceleration were
                                            the Basket Closing Value on the date
                                            of acceleration.

                                            If the maturity of this Note is
                                            accelerated because of an event of
                                            default as described above, the
                                            Issuer shall, or shall cause the
                                            Calculation Agent to, provide
                                            written notice to the Trustee at its
                                            New York office, on which notice the
                                            Trustee may conclusively rely, and
                                            to the Depositary of the
                                            Acceleration Amount and the
                                            aggregate cash amount due with
                                            respect to this Note as promptly as
                                            possible and in no event later than
                                            two Business Days after the date of
                                            acceleration.

     Calculation Agent. . . . . . . . . .   Morgan Stanley & Co. Incorporated
                                            and its successors ("MS & Co.")

                                            All determinations made by the
                                            Calculation Agent shall be at the
                                            sole discretion of the Calculation
                                            Agent and shall, in the absence of
                                            manifest error, be conclusive for
                                            all purposes and binding on the
                                            holder of this Note, the Trustee and
                                            the Issuer.

                                            All calculations with respect to the
                                            Basket Closing Value on each
                                            Determination Date, the Final
                                            Average Basket Value and the
                                            Supplemental Redemption Amount, if
                                            any, shall be made by the
                                            Calculation Agent and shall be
                                            rounded to the nearest one
                                            hundred-thousandth, with five
                                            one-millionths rounded upward (e.g.,
                                            .876545 would be rounded to .87655);
                                            all dollar amounts related to
                                            determination of the amount of cash
                                            payable per Note shall be rounded to
                                            the nearest ten-thousandth, with
                                            five one hundred-thousandths rounded
                                            upward (e.g., .76545 would be
                                            rounded up to .7655); and all dollar
                                            amounts paid on the aggregate
                                            principal amount of this Note shall
                                            be rounded to the nearest cent, with
                                            one-half cent rounded upward.

     Discontinuance of a Basket
     Index; Alteration of Method of
     Calculation. . . . . . . . . . . . .   If the publication of any Basket
                                            Index is discontinued and a
                                            successor or substitute index that
                                            MS & Co., as the Calculation Agent,
                                            determines, in its sole discretion,
                                            to be comparable to the discontinued
                                            Basket Index (such index
                                            being referred to herein as a
                                            "Successor Index"), then any
                                            subsequent Euro STOXX 50 Index
                                            Closing Value, S&P 500 Index Closing
                                            Value or Nikkei 225 Index Closing
                                            Value (each, an "Index Closing
                                            Value") shall be determined by
                                            reference to the value of such
                                            Successor Index at the regular
                                            official weekday close of the
                                            principal trading session of the
                                            Relevant Exchange or market for the
                                            Successor Index on the date that any
                                            Index Closing Value is to be
                                            determined.

                                            Upon any selection by the
                                            Calculation Agent of a Successor
                                            Index, the Calculation Agent shall
                                            cause written notice thereof to be
                                            furnished to the Trustee, to the
                                            Issuer and to the Depositary, as
                                            holder of this Note, within three
                                            Trading Days of such selection.

                                            If the publication of a Basket Index
                                            is discontinued prior to, and such
                                            discontinuance is continuing on, the
                                            date that any Index Closing Value is
                                            to be determined and MS & Co., as
                                            the Calculation Agent, determines,
                                            in its sole discretion, that no
                                            Successor Index is available at such
                                            time, then the Calculation Agent
                                            shall determine the relevant Index
                                            Closing Value for such date in
                                            accordance with the formula for
                                            calculating such Basket Index last
                                            in effect prior to such
                                            discontinuance, without rebalancing
                                            or substitution, using the closing
                                            price (or, if trading in the
                                            relevant securities has been
                                            materially suspended or materially
                                            limited, its good faith estimate of
                                            the closing price that would have
                                            prevailed but for such suspension or
                                            limitation) at the close of the
                                            principal trading session on such
                                            date of each security most recently
                                            comprising such Basket Index on the
                                            Relevant Exchange.

                                            If at any time the method of
                                            calculating a Basket Index or a
                                            Successor Index, or the value
                                            thereof, is changed in a material
                                            respect, or if a Basket Index or a
                                            Successor Index is in any other way
                                            modified so that such index does
                                            not, in the opinion of MS & Co., as
                                            the Calculation Agent, fairly
                                            represent the value of such Basket
                                            Index or such Successor Index had
                                            such changes or modifications not
                                            been made, then, from and after such
                                            time, the Calculation Agent shall,
                                            at the close of business in New York
                                            City on each date on which the Index
                                            Closing Value for such Basket Index
                                            is to be determined, make such
                                            calculations and adjustments as, in
                                            the good faith
                                            judgment of the Calculation Agent,
                                            may be necessary in order to arrive
                                            at a value of a stock index
                                            comparable to such Basket Index or
                                            such Successor Index, as the case
                                            may be, as if such changes or
                                            modifications had not been made, and
                                            the Calculation Agent shall
                                            determine the Final Average Basket
                                            Value with reference to such Basket
                                            Index or such Successor Index, as
                                            adjusted. Accordingly, if the method
                                            of calculating such Basket Index or
                                            a Successor Index is modified so
                                            that the value of such index is a
                                            fraction of what it would have been
                                            if it had not been modified (e.g.,
                                            due to a split in the index), then
                                            the Calculation Agent shall adjust
                                            such index in order to arrive at a
                                            value of such Basket Index or such
                                            Successor Index as if it had not
                                            been modified (i.e., as if such
                                            split had not occurred).

     Morgan Stanley, a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & CO., or registered assignees, the amount of cash, as determined in accordance with the provisions set forth under "Maturity Redemption Amount" above, due with
respect to the principal sum of U.S.$              (UNITED STATES DOLLARS
                     ) on the Maturity Date specified above (except to the extent redeemed or repaid prior to the maturity) and to pay interest thereon from and including the Interest Accrual Date specified above at a rate per annum equal to the Initial Interest Rate specified above until the Initial Interest Reset Date specified above, and thereafter at a rate per annum determined in accordance with the provisions specified on the reverse hereof until the principal hereof is paid or duly made available for payment. The Issuer will pay interest in arrears weekly, monthly, quarterly, semiannually or annually as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing with the first Interest Payment Date next succeeding the Interest Accrual Date specified above, and on the Maturity Date (or any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if an Interest Payment Date (other than the Maturity Date or redemption or repayment date) would fall on a day that is not a Business Day, as defined on the reverse hereof, such Interest Payment Date shall be the following day that is a Business Day, except that if the Base Rate specified above is LIBOR or EURIBOR and such next Business Day falls in the next calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day; and provided, further, that if the Maturity Date or redemption or repayment date would fall on a day that is not a Business Day, such payment shall be made on the following day that is a Business Day and no interest shall accrue for the period from and after such Maturity Date or redemption or repayment date.

     Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business
Day) (each such date, a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable.

     Payment of the principal of and premium, if any, and interest on this Note due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000
(or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

     If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of principal, premium, if any, and interest with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

     If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten calendar days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

     If the holder elects to receive all or a portion of payments of principal of, premium, if any, and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

     DATED:                                   MORGAN STANLEY



                                              By:__________________________
                                                  Name:
                                                  Title:

     TRUSTEE'S CERTIFICATE
         OF AUTHENTICATION

     This is one of the Notes referred
         to in the within-mentioned
         Senior Indenture.

     JPMORGAN CHASE BANK, N.A.,
         as Trustee



     By:_____________________________
         Authorized Officer

                            REVERSE OF SECURITY

     This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series F, having maturities more than nine months from the date of issue (the "NOTES") of the Issuer. The Notes are issuable under a Senior Indenture, dated as of November 1, 2004, between the Issuer and JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as Trustee (the "TRUSTEE," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "SENIOR INDENTURE"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed JPMorgan Chase Bank, N.A. at its corporate trust office in The City of New York as the paying agent (the "PAYING AGENT," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

     Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

     If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "ANNUAL REDEMPTION PERCENTAGE REDUCTION," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 calendar days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," this Note may be redeemed, as a whole, at the option of the Issuer at any time prior to maturity, upon the giving of a notice of redemption as described below, at a redemption price equal to 100% of the principal amount hereof, together with accrued interest to the date fixed for redemption, if the Issuer determines that, as a result of any change in or amendment to the laws, or any regulations or rulings promulgated thereunder, of the United States or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the Initial Offering Date hereof, the Issuer has or will become obligated to pay Additional Amounts, as defined below, with respect to this Note as described below. Prior to the giving of any notice of redemption pursuant to this paragraph, the Issuer shall deliver to the Trustee (i) a certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred, and (ii) an opinion of independent legal counsel satisfactory to the Trustee to such effect based on such statement of facts; provided that no such notice of redemption shall be given earlier than 60 calendar days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts if a payment in respect of this Note were then due.

     Notice of redemption will be given not less than 30 nor more than 60 calendar days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, which date and the applicable redemption price will be specified in the notice.

     If the face hereof indicates that this Note is subject to "Tax Redemption and Payment of Additional Amounts," the Issuer will, subject to certain exceptions and limitations set forth below, pay such additional amounts (the "ADDITIONAL AMOUNTS") to the holder of this Note who is a United States Alien as may be necessary in order that every net payment of the principal of and interest on this Note and any other amounts payable on this Note, after withholding or deduction for or on account of any present or future tax, assessment or governmental charge imposed upon or as a result of such payment by the United States, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided for in this Note to be then due and payable. The Issuer will not, however, make any payment of Additional Amounts to any such holder who is a United States Alien for or on account of:

          (a) any present or future tax, assessment or other governmental charge that would not have been so imposed but for (i) the existence of any present or former connection between such holder, or between a fiduciary, settlor, beneficiary, member or shareholder of such holder, if such holder is an estate, a trust, a partnership or a corporation for United States federal income tax purposes, and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein or (ii) the presentation by or on behalf of the holder of this Note for payment on a date more than 15 calendar days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

          (b) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or governmental charge;

          (c) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company with respect to the United States or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization or a bank receiving interest under Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended;

          (d) any tax, assessment or other governmental charge that is payable otherwise than by withholding or deduction from payments on or in respect of this Note;

          (e) any tax, assessment or other governmental charge required to be withheld by any Paying Agent from any payment of principal of, or interest on, this Note, if such payment can be made without such withholding by any other Paying Agent in a city in Western Europe;

          (f) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the holder or beneficial owner of this Note, if such compliance is required by statute or by regulation of the

     United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

          (g) any tax, assessment or other governmental charge imposed by reason of such holder's past or present status as the actual or constructive owner of 10% or more of the total combined voting power of all classes of stock entitled to vote of the Issuer or as a direct or indirect subsidiary of the Issuer; or

          (h) any combination of items (a), (b), (c), (d), (e), (f) or (g).

     In addition, the Issuer shall not be required to make any payment of Additional Amounts (i) to any such holder where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to any law implementing or complying with, or introduced in order to conform to, any European Union Directive on the taxation of savings; or (ii) by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting this Note or the relevant coupon to another Paying Agent in a member state of the European Union. Nor shall the Issuer pay Additional Amounts with respect to any payment on this Note to a United States Alien who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the holder of this Note.

     This Note will bear interest at the rate determined in accordance with the applicable provisions below by reference to the Base Rate shown on the face hereof based on the Index Maturity, if any, shown on the face hereof (i) plus or minus the Spread, if any, and/or (ii) multiplied by the Spread Multiplier, if any, specified on the face hereof. Commencing with the Initial Interest Reset Date specified on the face hereof, the rate at which interest on this Note is payable shall be reset as of each Interest Reset Date specified on the face hereof (as used herein, the term "INTEREST RESET DATE" shall include the Initial Interest Reset Date). The determination of the rate of interest at which this Note will be reset on any Interest Reset Date shall be made on the Interest Determination Date (as defined below) pertaining to such Interest Reset Dates. The Interest Reset Dates will be the Interest Reset Dates specified on the face hereof; provided, however, that (a) the interest rate in effect for the period from the Interest Accrual Date to the Initial Interest Reset Date will be the Initial Interest Rate and (b) unless otherwise specified on the face hereof, the interest rate in effect for the ten calendar days immediately prior to maturity, redemption or repayment will be that in effect on the tenth calendar day preceding such maturity, redemption or repayment date. If any Interest Reset Date would otherwise be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that if the Base Rate specified on the face hereof is LIBOR or EURIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day. As used herein, "BUSINESS DAY" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, euro or Australian dollars, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET SETTLEMENT DAY").

     The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Federal Funds Rate and Prime Rate shall be on the Business Day prior to the Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the CD Rate, Commercial Paper Rate and CMT Rate will be the second Business Day prior to such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to EURIBOR (or to LIBOR when the Index Currency is euros) shall be the second TARGET Settlement Day prior such Interest Reset Date. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to LIBOR (other than for LIBOR Notes for which the Index Currency is euros) shall be the second London Banking Day prior such Interest Reset Date, except that the Interest Determination Date pertaining to an Interest Reset Date for a LIBOR Note for which the Index Currency is pounds sterling will be such Interest Reset Date. As used herein, "LONDON BANKING DAY" means any day on which dealings in deposits in the Index Currency (as defined herein) are transacted in the London interbank market. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to the Treasury Rate shall be the day of the week in which such Interest Reset Date falls on which Treasury bills normally would be auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding such Interest Reset Date, the Interest Determination Date shall be such preceding Friday; and provided, further, that if an auction shall fall on any Interest Reset Date, then the Interest Reset Date shall instead be the first Business Day following the date of such auction. The Interest Determination Date pertaining to an Interest Reset Date for Notes bearing interest calculated by reference to two or more base rates will be the latest Business Day that is at least two Business Days before the Interest Reset Date for the applicable Note on which each base rate is determinable.

     Unless otherwise specified on the face hereof, the "CALCULATION DATE" pertaining to an Interest Determination Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or (ii) the Business Day immediately preceding the applicable Interest Payment Date or Maturity Date (or, with respect to any principal amount to be redeemed or repaid, any redemption or repayment date), as the case may be.

     Determination of CD Rate. If the Base Rate specified on the face hereof is the "CD RATE," for any Interest Determination Date, the CD Rate with respect to this Note shall be the rate on that date for negotiable U.S. dollar certificates of deposit having the Index Maturity specified on the face hereof as published by the Board of Governors of the Federal Reserve System in "Statistical Release H.15(519), Selected Interest Rates," or any successor publication of the Board of Governors of the Federal Reserve System ("H.15(519)") under the heading "CDs (Secondary Market)."

     The following procedures shall be followed if the CD Rate cannot be determined as described above:

     (i) If the above rate is not published in H.15(519) by 3:00 p.m., New York City time, on the Calculation Date, the CD Rate shall be the rate on that Interest Determination Date set forth in the daily update of H.15(519), available through the world wide website of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication ("H.15 DAILY UPDATE") for the Interest Determination Date for certificates of deposit having the Index Maturity specified on the face hereof, under the caption "CDs (Secondary Market)."

     (ii) If the above rate is not yet published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the CD Rate to be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on that Interest Determination Date of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York, which may include the initial dealer and its affiliates, selected by the Calculation Agent (after consultation with the Issuer), for negotiable U.S. dollar certificates of deposit of major U.S. money center banks of the highest credit standing in the market for negotiable certificates of deposit with a remaining maturity closest to the Index Maturity specified on the face hereof in an amount that is representative for a single transaction in that market at that time.

     "Initial dealer" with respect to this Note means either Morgan Stanley & Co. Incorporated or Morgan Stanley DW Inc., as applicable.

     (iii) If the dealers selected by the Calculation Agent are not quoting as set forth above, the CD Rate for that Interest Determination Date shall remain the CD Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     Determination of Commercial Paper Rate. If the Base Rate specified on the face hereof is the "COMMERCIAL PAPER RATE," for any Interest Determination Date, the Commercial Paper Rate with respect to this Note shall be the Money Market Yield (as defined herein), calculated as described below, of the rate on that date for U.S. dollar commercial paper having the Index Maturity specified on the face hereof, as that rate is published in H.15(519), under the heading "Commercial Paper Nonfinancial."

     The following procedures shall be followed if the Commercial Paper Rate cannot be determined as described above:

     (i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate shall be the Money Market Yield of the rate on that Interest Determination Date for commercial paper of the Index Maturity specified on the face hereof as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Commercial Paper Nonfinancial."

     (ii) If by 3:00 p.m., New York City time, on that Calculation Date the rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, then the Calculation Agent shall determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m., New York City time, on that Interest Determination Date of three leading dealers of U.S. dollar commercial paper in The City of New York, which may include the initial dealer and its affiliates, selected by the Calculation Agent (after consultation with the Issuer), for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating agency.

     (iii) If the dealers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Commercial Paper Rate for that Interest Determination Date shall remain the Commercial Paper Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "MONEY MARKET YIELD" shall be a yield calculated in accordance with the following formula:

     Money Market Yield =             D x 360
                                   -------------   x 100
                                   360 - (D x M)

where "D" refers to the applicable per year rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of EURIBOR Notes. If the Base Rate specified on the face hereof is "EURIBOR," for any Interest Determination Date, EURIBOR with respect to this Note shall be the rate for deposits in euros as sponsored, calculated and published jointly by the European Banking Federation and ACI - The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, for the Index Maturity specified on the face hereof as that rate appears on the display on Moneyline Telerate, or any successor service, on page 248 or any other page as may replace page 248 on that service ("TELERATE PAGE 248") as of 11:00 a.m., Brussels time.

     The following procedures shall be followed if the rate cannot be determined as described above:

     (i) If the above rate does not appear, the Calculation Agent shall request the principal Euro-zone office of each of four major banks in the Euro-zone interbank market, as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered rate for deposits in euros, at approximately 11:00 a.m., Brussels time, on the Interest Determination Date, to prime banks in the Euro-zone interbank market for the Index Maturity specified on the face hereof commencing on the applicable Interest Reset Date, and in a principal amount not less than the equivalent of U.S.$1 million in euro that is representative of a single transaction in euro, in that market at that time. If at least two quotations are provided, EURIBOR shall be the arithmetic mean of those quotations.

     (ii) If fewer than two quotations are provided, EURIBOR shall be the arithmetic mean of the rates quoted by four major banks in the Euro-zone interbank market, as selected by the Calculation Agent (after consultation with the Issuer), at approximately 11:00 a.m., Brussels time, on the applicable Interest Reset Date for loans in euro to leading European banks for a period of time equivalent to the Index Maturity specified on the face hereof commencing on that Interest Reset Date in a principal amount not less than the equivalent of U.S.$1 million in euro.

     (iii) If the banks so selected by the Calculation Agent are not quoting as set forth above, the EURIBOR rate for that Interest Determination Date shall remain the EURIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "EURO-ZONE" means the region comprised of member states of the European Union that adopt the single currency in accordance with the relevant treaty of the European Union, as amended.

     Determination of the Federal Funds Rates. If the Base Rate specified on the face hereof is the "FEDERAL FUNDS RATE," for any Interest Determination Date, the Federal Funds Rate with respect to this Note shall be the rate on that date for U.S. dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" as displayed on Moneyline Telerate, or any successor service, on page 120 or any other page as may replace page 120 on that service ("TELERATE PAGE 120").

     The following procedures shall be followed if the Federal Funds Rate cannot be determined as described above:

     (i) If the above rate is not published by 3:00 p.m., New York City time, on the Calculation Date, the Federal Funds Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the heading "Federal Funds (Effective)."

     (ii) If the above rate is not yet published in either H.15(519) or the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds prior to 9:00 a.m., New York City time, on that Interest Determination Date, by each of three leading brokers of U.S. dollar federal funds transactions in The City of New York, which may include the initial dealer and its affiliates, selected by the Calculation Agent (after consultation with the Issuer).

     (iii) If the brokers selected by the Calculation Agent are not quoting as set forth in (ii) above, the Federal Funds Rate for that Interest Determination Date shall remain the Federal Funds Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     Determination of LIBOR. If the Base Rate specified on the face hereof is "LIBOR," LIBOR with respect to this Note shall be based on London Interbank Offered Rate. The Calculation Agent shall determine LIBOR for each Interest Determination Date as follows:

     (i) As of the Interest Determination Date, LIBOR shall be either (a) if "LIBOR REUTERS" is specified as the Reporting Service on the face hereof, the arithmetic mean of the offered rates for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date, that appear on the Designated LIBOR Page, as defined below, as of 11:00 a.m., London time, on that Interest Determination Date, if at least two offered rates appear on the Designated LIBOR Page; except that if the specified Designated LIBOR Page, by its terms provides only for a single rate, that single rate shall be used; or (b) if "LIBOR TELERATE" is specified as the Reporting Service on the face hereof, the rate for deposits in the Index Currency having the Index Maturity designated on the face hereof, commencing on the second London Banking Day immediately following that Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, that appears on the Designated LIBOR Page at approximately 11:00 a.m., London time, on that Interest Determination Date.

     (ii) If (a) fewer than two offered rates appear and LIBOR Reuters is specified on the face hereof, or (b) no rate appears and the face hereof specifies either (x) LIBOR Telerate or (y) LIBOR Reuters and the Designated LIBOR Page by its terms provides only for a single rate, then the Calculation Agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Issuer), to provide the Calculation Agent with its offered quotation for deposits in the Index Currency for the period of the Index Maturity specified on the face hereof commencing on the second London Banking Day immediately following the Interest Determination Date or, if pounds sterling is the Index Currency, commencing on that Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

     (iii) If at least two quotations are provided, LIBOR determined on that Interest Determination Date shall be the arithmetic mean of those quotations. If fewer than two quotations are provided, LIBOR shall be determined for the applicable Interest Reset Date as the arithmetic mean of the rates quoted at approximately 11:00 a.m., London time, or some other time specified on the face hereof, in the applicable principal financial center for the country of the Index Currency on that Interest Reset Date, by three major banks in that principal financial center selected by the Calculation Agent (after consultation with the Issuer) for loans in the Index Currency to leading European banks, having the Index Maturity specified on the face hereof and in a principal amount that is representative of a single transaction in that Index Currency in that market at that time.

     (iv) If the banks so selected by the Calculation Agent are not quoting as set forth above, the LIBOR rate for that Interest Determination Date shall remain the LIBOR for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "INDEX CURRENCY" means the currency specified on the face hereof as the currency for which LIBOR shall be calculated, or, if the euro is substituted for that currency, the Index Currency shall be the euro. If that currency is not specified on the face hereof, the Index Currency shall be U.S. dollars.

     "DESIGNATED LIBOR PAGE" means either: (a) if LIBOR Reuters is designated as the Reporting Service on the face hereof, the display on the Reuters Money 3000 Service for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency or its designated successor, or (b) if LIBOR Telerate is designated as the Reporting Service on the face hereof, the display on Moneyline Telerate, or any successor service, on the page specified on the face hereof, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the applicable Index Currency.

     If neither LIBOR Reuters nor LIBOR Telerate is specified on the face hereof, LIBOR for the applicable Index Currency shall be determined as if LIBOR Telerate were specified, and, if the U.S. dollar is the Index Currency, as if Page 3750 had been specified.

     Determination of Prime Rate. If the Base Rate specified on the face hereof is "PRIME RATE," for any Interest Determination Date, the Prime Rate with respect to this Note shall be the rate on that date as published in H.15(519) under the heading "Bank Prime Loan."

          The following procedures shall be followed if the Prime Rate cannot be determined as described above:

     (i) If the above rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date, then the Prime Rate shall be the rate on that Interest Determination Date as published in the H.15 Daily Update under the heading "Bank Prime Loan."

     (ii) If the above rate is not published in either H.15(519) or the H.15 Daily Update by 3:00 p.m., New York City time, on the Calculation Date, then the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen USPRIME 1 Page, as defined below, as that bank's Prime Rate or base lending rate as in effect for that Interest Determination Date.

     (iii) If fewer than four rates for that Interest Determination Date appear on the Reuters Screen USPRIME 1 Page by 3:00 p.m., New York City time, on the Calculation Date, the Calculation Agent shall determine the Prime Rate to be the arithmetic mean of the Prime Rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that Interest Determination Date by at least three major banks in The City of New York, which may include affiliates of the initial dealer, selected by the Calculation Agent (after consultation with the Issuer).

     (iv) If the banks selected by the Calculation Agent are not quoting as set forth above, the Prime Rate for that Interest Determination Date shall remain the Prime Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "REUTERS SCREEN USPRIME 1 PAGE" means the display designated as page "USPRIME 1" on the Reuters Money 3000 Service, or any successor service, or any other page as may replace the USPRIME 1 Page on that service for the purpose of displaying prime rates or base lending rates of major U.S. banks.

     Determination of Treasury Rate. If the Base Rate specified on the face hereof is "TREASURY RATE," the Treasury Rate with respect to this Note shall be

     (i) the rate from the Auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof as that rate appears under the caption "INVESTMENT RATE" on the display on Moneyline Telerate, or any successor service, on page 56 or any other page as may replace page 56 on that service ("Telerate Page 56") or page 57 or any other page as may replace page 57 on that service ("Telerate Page 57"); or

     (ii) if the rate described in (i) above is not published by 3:00 p.m., New York City time, on the Calculation Date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

     (iii) if the rate described in (ii) above is not published by 3:00 p.m., New York City time, on the related Calculation Date, the Bond Equivalent Yield of the Auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

     (iv) if the rate described in (iii) above is not announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of Treasury Bills having the Index Maturity specified on the face hereof published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

     (v) if the rate described in (iv) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills as published in the
H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

     (vi) if the rate described in (v) above is not so published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on the applicable Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable Interest Determination Date, of three primary U.S. government securities dealers, which may include the initial dealer and its affiliates, selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified on the face hereof; or

     (vii) if the dealers selected by the Calculation Agent are not quoting as described in (vi), the Treasury Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     The "BOND EQUIVALENT YIELD" means a yield calculated in accordance with the following formula and expressed as a percentage:

                                       D x N
         Bond Equivalent Yield =   -------------  x 100
                                   360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     Determination of CMT Rate. If the Base Rate specified on the face hereof is the "CMT RATE," for any Interest Determination Date, the CMT Rate with respect to this Note shall be the rate displayed on the Designated CMT Telerate Page (as defined below) under the caption "... Treasury Constant Maturities ... Federal Reserve Board Release H.15... Mondays Approximately 3:45 p.m.," under the column for the Designated CMT Maturity Index, as defined below, for:

     (1) the rate on that Interest Determination Date, if the Designated CMT Telerate Page is 7051; and

     (2) the week or the month, as applicable, ended immediately preceding the week in which the related Interest Determination Date occurs, if the Designated CMT Telerate Page is 7052.

     The following procedures shall be followed if the CMT Rate cannot be determined as described above:

     (i) If the above rate is no longer displayed on the relevant page, or if not displayed by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturity rate for the Designated CMT Maturity Index as published in the relevant H.15(519).

     (ii) If the above rate is no longer published, or if not published by 3:00 p.m., New York City time, on the related Calculation Date, then the CMT Rate shall be the Treasury Constant Maturity Rate for the Designated CMT Maturity Index or other U.S. Treasury rate for the Designated CMT Maturity Index on the Interest Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Designated CMT Telerate Page and published in the relevant H.15(519).

     (iii) If the information set forth above is not provided by 3:00 p.m., New York City time, on the related Calculation Date, then the Calculation Agent shall determine the CMT Rate to be a yield to maturity, based on the arithmetic mean of the secondary market closing offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date, reported, according to their written records, by three leading primary U.S. government securities dealers ("REFERENCE DEALERS") in The City of New York, which may include the initial dealer or its affiliates, selected by the Calculation Agent as described in the following sentence. The Calculation Agent shall select five reference dealers (after consultation with the Issuer) and shall eliminate the highest quotation or, in the event of equality, one of the highest, and the lowest quotation or, in the event of equality, one of the lowest, for the most recently issued direct noncallable fixed rate obligations of the United States ("TREASURY NOTES") with an original maturity of approximately the Designated CMT Maturity Index, a remaining term to maturity of no more than 1 year shorter than that Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time. If two Treasury Notes with an original maturity as described above have remaining terms to maturity equally close to the Designated CMT Maturity Index, the quotes for the Treasury Note with the shorter remaining term to maturity shall be used.

     (iv) If the Calculation Agent cannot obtain three Treasury Notes quotations as described in (iii) above, the Calculation Agent shall determine the CMT Rate to be a yield to maturity based on the arithmetic mean of the secondary market offer side prices as of approximately 3:30 p.m., New York City time, on the Interest Determination Date of three reference dealers in The City of New York, selected using the same method described in (iii) above, for Treasury Notes with an original maturity equal to the number of years closest to but not less than the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in a principal amount that is representative for a single transaction in the securities in that market at that time.

     (v) If three or four, and not five, of the reference dealers are quoting as described in (iv) above, then the CMT Rate for that Interest Determination Date shall be based on the arithmetic mean of the offer prices obtained and neither the highest nor the lowest of those quotes shall be eliminated.

     (vi) If fewer than three reference dealers selected by the Calculation Agent are quoting as described in (iv) above, the CMT Rate for that Interest Determination Date shall remain the CMT Rate for the immediately preceding Interest Reset Period, or, if there was no Interest Reset Period, the rate of interest payable shall be the Initial Interest Rate.

     "DESIGNATED CMT TELERATE PAGE" means the display on Moneyline Telerate, or any successor service, on the page designated on the face hereof or any other page as may replace that page on that service for the purpose of displaying Treasury Constant Maturities as reported in H.15(519). If no page is specified on the face hereof, the Designated CMT Telerate Page shall be 7052, for the most recent week.

     "DESIGNATED CMT MATURITY INDEX" means the original period to maturity of the U.S. Treasury securities, which is either 1, 2, 3, 5, 7, 10, 20 or 30 years, as specified in the applicable pricing supplement for which the CMT Rate shall be calculated. If no maturity is specified on the face hereof, the Designated CMT Maturity Index shall be two years.

     Notwithstanding the foregoing, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified on the face hereof. The Calculation Agent shall calculate the interest rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States Federal law of general application.

     At the request of the holder hereof, the Calculation Agent will provide to the holder hereof the interest rate hereon then in effect and, if determined, the interest rate that will become effective as of the next Interest Reset Date.

     Unless otherwise indicated on the face hereof, interest payments on this Note shall be the amount of interest accrued from and including the Interest Accrual Date or from and including the last date to which interest has been paid or duly provided for to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Accrued interest hereon shall be an amount calculated by multiplying the face amount hereof by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factor calculated for each day in the period for which interest is being paid. The interest factor for each such date shall be computed by dividing the interest rate applicable to such day (i) by 360 if the Base Rate is CD Rate, Commercial Paper Rate, EURIBOR, Federal Funds Rate, Prime Rate or LIBOR (except if the Index Currency is pounds sterling); (ii) by 365 if the Base Rate is LIBOR and the Index Currency is pounds sterling; or (iii) by the actual number of days in the year if the Base Rate is the Treasury Rate or the CMT Rate. All percentages resulting from any calculation of the rate of interest on this Note will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point with (.000005% being rounded up to .00001%) and all U.S. dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent, with one half cent rounded upward. All Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount. All amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with .005 being rounded up to .01. The interest rate in effect on any Interest Reset Date will be the applicable rate as reset on such date. The interest rate applicable to any other day is the interest rate from the immediately preceding Interest Reset Date (or, if none, the Initial Interest
Rate).

     This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

     This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, unless otherwise stated above, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "MARKET EXCHANGE RATE") on the Business Day immediately preceding the date of issuance.

     The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

     In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

     The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of or premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy, insolvency or reorganization of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the Senior Indenture, voting as one class, by notice in writing to the Issuer and to the Trustee, if given by the securityholders, may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal or premium, if any, or interest on such debt securities) by the holders of a majority in aggregate principal amount of the debt securities of all affected series then outstanding.

     The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby, (i) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities or for other property or the cash value of the property (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof or (ii) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

     Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of or premium, if any, or interest on any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the Treaty establishing the European Community, as amended. Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "EXCHANGE DEALERS") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

     The "EXCHANGE RATE AGENT" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

     All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes.

     So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated. If any European Union Directive on the taxation of savings comes into force, the Issuer will, to the extent possible as a matter of law, maintain a Paying Agent in a member state of the European Union that will not be obligated to withhold or deduct tax pursuant to any such Directive or any law implementing or complying with, or introduced in order to conform to, such Directive.

     With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

     No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

     Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of or premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

     As used herein, the term "United States Alien" means any person who is, for United States federal income tax purposes, (i) a nonresident alien individual,
(ii) a foreign corporation, (iii) a nonresident alien fiduciary of a foreign estate or trust or (iv) a foreign partnership one or more of the members of which is, for United States federal income tax purposes, a nonresident alien individual, a foreign corporation or a nonresident alien fiduciary of a foreign estate or trust.

     All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                               ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                    TEN COM   --   as tenants in common
                    TEN ENT   --   as tenants by the entireties
                    JT TEN    --   as joint tenants with right
                                   of survivorship and not as
                                   tenants in common


       UNIF GIFT MIN ACT______________________Custodian____________________
                               (Minor)                           (Cust)

       Under Uniform Gifts to Minors Act___________________________________
                                                    (State)

     Additional abbreviations may also be used though not in the above list.

                                    ________

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto


________________________________________
[PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE]


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
    [PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.


     Dated: ________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

     The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________
      (Please print or typewrite name and address of the undersigned)



     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:______________________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid):___________________________.

Dated:__________________________         ____________________________________
                                         NOTICE: The signature on this Option
                                         to Elect Repayment must correspond
                                         with the name as written upon the
                                         face of the within instrument in
                                         every particular without alteration
                                         or enlargement.